Report of Independent Registered Public Accounting Firm on Schedules

The Board of Directors and Stockholder
Principal Life Insurance Company

We have audited the consolidated financial statements of Principal Life Insurance Company (the Company) as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, and have issued our report thereon dated February 16, 2006, except for Note 22 as to which the date is February 28, 2006 (included elsewhere in this Form N-6). Our audits included the financial statement schedules listed in Item 27 of the Registration Statement of this Form N-6. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. As discussed in Note 1 to the consolidated financial statements, in response to new accounting standards, the Company changed its methods of accounting for variable interest entities effective July 1, 2003, certain fixed and variable contract features effective January 1, 2004, and certain non-monetary exchanges of similar productive assets (primarily real estate) effective July 1, 2005.

                                                          /s/ Ernst & Young LLP


Des Moines, Iowa
February 16, 2006

                        Principal Life Insurance Company
                      Schedule I -- Summary of Investments
                    Other than Investments in Related Parties
                             As of December 31, 2005

                                                                                                                  Amount at Which
                                                                                                                   Shown in the
                                                                                                                   Statement of
      Type of investment                                               Cost               Value                 Financial Position
      --------------------------------------------------------  ---------------------  ----------------  ---------------------------
                                  (in millions)
      Fixed maturities, available-for-sale:
         U.S. Treasury securities and obligations of U.S.
            Government corporations and agencies                            $ 549.4        $ 547.1                           $ 547.1
         States, municipalities and political subdivisions                  1,222.6        1,264.5                           1,264.5
         Foreign governments                                                  416.2          463.0                             463.0
         Public utilities                                                   3,030.1        3,176.5                           3,176.5
         Convertibles and bonds with warrants attached                            -              -                                 -
         Redeemable preferred                                                 266.7          269.8                             269.8
         All other corporate bonds                                         24,929.9       25,994.8                          25,994.8
      Mortgage-backed and other asset-backed securities                     8,043.5        8,233.3                           8,233.3
                                                                --------------------  -------------  -------------------------------
             Total fixed maturities, available for sale                    38,458.4       39,949.0                          39,949.0
                                                                --------------------  -------------  -------------------------------

      Fixed maturities, trading                                               105.0          105.0                             105.0

      Equity securities, available-for-sale Common stocks:
         Banks, trust and insurance companies                                   6.1            6.2                               6.2
         Public utilities                                                       1.2            1.2                               1.2
         Industrial, miscellaneous and all other                               54.0           59.6                              59.6
      Non-redeemable preferred stock                                          622.5          635.9                             635.9
                                                                --------------------  -------------  -------------------------------
             Total equity securities, available-for-sale                      683.8          702.9                             702.9

      Equity securities, trading                                               60.1           60.1                              60.1

      Mortgage loans                                                       11,015.5           XXXX                          10,979.2

      Real estate, net:
         Real estate acquired in satisfaction of debt                          19.8           XXXX                              19.8
         Other real estate                                                    972.1           XXXX                             967.9

      Policy loans                                                            827.7           XXXX                             827.7
      Other investments                                                       717.1           XXXX                             716.5

                                                                --------------------  -------------  -------------------------------
             Total investments                                           $ 52,859.5           XXXX                        $ 54,328.1
                                                                ====================  =============  ===============================


   (1)The amount shown in the Statement of Financial Position for mortgage loans differs from cost as mortgage loans are generally reported at cost adjusted for amortization of premiums and accrual of discounts, computed using the interest method, and net of valuation allowances.

   (2)The amounts shown in the Statement of Financial Position for real estate differ from cost due to properties which were determined to be impaired. The cost bases of these properties are reduced to fair value. Real estate expected to be disposed is carried at the lower of cost or fair value, less cost to sell, with valuation allowances established.

   (3)The amount shown in the Statement of Financial Position for other investments differs from cost due to accumulated earnings from minority interests in unconsolidated entities and properties owned jointly with venture partners and operated by the partners. Other investments also includes derivatives and certain seed money investments, which are reported at fair value.







                Principal Life Insurance Company

       Schedule III - Supplementary Insurance Information

As of December 31, 2005, 2004 and 2003 and for each of the years then ended


                                                                        Deferred                Future             Contractholder
                                                                         Policy                 Policy               and other
                                                                       Acquisition             Benefits             policyholder
Segment                                                                   Costs               and claims               funds
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      (in millions)


2005:
U.S. Asset Management and Accumulation                                       $ 889.6              $ 7,516.7             $ 31,527.5
Life and Health Insurance                                                    1,180.3                7,130.1                2,923.6
Mortgage Banking                                                                   -                      -                      -
Corporate and Other                                                                -                    3.5                 (198.4)
  Total                                                                    $ 2,069.9             $ 14,650.3             $ 34,252.7
-----------------------------------------------------------------==================================================================
-----------------------------------------------------------------==================================================================

2004:
U.S. Asset Management and Accumulation                                       $ 738.3              $ 7,298.7             $ 30,434.6
Life and Health Insurance                                                    1,032.6                6,983.2                2,649.6
Mortgage Banking                                                                   -                      -                      -
Corporate and Other                                                                -                    2.9                 (178.3)
  Total                                                                    $ 1,770.9             $ 14,284.8             $ 32,905.9
-----------------------------------------------------------------==================================================================
-----------------------------------------------------------------==================================================================

2003:
U.S. Asset Management and Accumulation                                       $ 615.4              $ 7,146.4             $ 27,502.9
Life and Health Insurance                                                      904.2                6,876.1                2,243.7
Mortgage Banking                                                                   -                      -                      -
Corporate and Other                                                                -                    2.9                 (149.8)
  Total                                                                    $ 1,519.6             $ 14,025.4             $ 29,596.8
-----------------------------------------------------------------==================================================================
-----------------------------------------------------------------==================================================================




                                                                                                                  Benefits,
                                                                                              Net                claims and
                                                                     Premium              investment             settlement
Segment                                                              revenue                income                expenses
----------------------------------------------------------------------------------------------------------------------------------



2005:
U.S. Asset Management and Accumulation                                   $ 455.2             $ 2,449.4               $ 2,260.4
Life and Health Insurance                                                3,267.1                 676.9                 2,620.2
Mortgage Banking                                                               -                     -                       -
Corporate and Other                                                          5.1                   7.4                    (7.0)
  Total                                                                $ 3,727.4             $ 3,133.7               $ 4,873.6
-----------------------------------------------------------------=================================================================
-----------------------------------------------------------------=================================================================

2004:
U.S. Asset Management and Accumulation                                   $ 370.1             $ 2,352.4               $ 2,094.8
Life and Health Insurance                                                3,096.6                 661.9                 2,514.7
Mortgage Banking                                                               -                     -                       -
Corporate and Other                                                          2.2                  13.2                    (7.3)
  Total                                                                $ 3,468.9             $ 3,027.5               $ 4,602.2
-----------------------------------------------------------------=================================================================
-----------------------------------------------------------------=================================================================

2003:
U.S. Asset Management and Accumulation                                   $ 420.0             $ 2,367.6               $ 2,139.7
Life and Health Insurance                                                3,019.0                 656.5                 2,457.7
Mortgage Banking                                                               -                     -                       -
Corporate and Other                                                            -                  43.1                    (5.2)
  Total                                                                $ 3,439.0             $ 3,067.2               $ 4,592.2
-----------------------------------------------------------------=================================================================
-----------------------------------------------------------------=================================================================



                                                                 Amortization
                                                                 of Deferred
                                                                    Policy              Other
                                                                 Acquisition          operating
Segment                                                             Costs              expenses
-------------------------------------------------------------------------------------------------------



2005:
U.S. Asset Management and Accumulation                                $ 148.7            $ 885.9
Life and Health Insurance                                                90.2              956.9
Mortgage Banking                                                            -                  -
Corporate and Other                                                         -              (53.3)
  Total                                                               $ 238.9          $ 1,789.5
---------------------------------------------------------------==================================--
---------------------------------------------------------------==================================--

2004:
U.S. Asset Management and Accumulation                                $ 112.0            $ 758.1
Life and Health Insurance                                                95.7              860.4
Mortgage Banking                                                            -               16.7
Corporate and Other                                                         -               13.9
  Total                                                               $ 207.7          $ 1,649.1
---------------------------------------------------------------==================================--
---------------------------------------------------------------==================================--

2003:
U.S. Asset Management and Accumulation                                 $ 82.5            $ 729.8
Life and Health Insurance                                                61.5              826.5
Mortgage Banking                                                            -               29.3
Corporate and Other                                                         -                0.9
  Total                                                               $ 144.0          $ 1,586.5
---------------------------------------------------------------==================================--
---------------------------------------------------------------==================================--





      Principal Life Insurance Company

          Schedule IV - Reinsurance

As of December 31, 2005, 2004 and 2003 and for each of the years then ended


                                                                                                                        Percentage
                                                              Ceded to               Assumed                            of Amount
                                            Gross               Other               from Other                          Assumed to
                                           Amount             Companies             Companies         Net Amount           Net
------------------------------------------------------------------------------------------------------------------------------------
                                        (in millions)
2005:
Life insurance in force                   $ 196,223.5           $ 49,062.0            $ 2,895.1        $ 150,056.6             1.9%
------------------------------------===============================================================================-----------------
------------------------------------===============================================================================-----------------

Premiums:
  Life insurance                            $ 1,323.7               $ 82.3               $ 56.6          $ 1,298.0             4.4%
  Accident and health insurance               2,642.9                213.5                    -            2,429.4                -
    Total                                   $ 3,966.6              $ 295.8               $ 56.6          $ 3,727.4             1.5%


2004:
Life insurance in force                   $ 176,262.6           $ 41,539.0            $ 2,566.2        $ 137,289.8             1.9%
------------------------------------===============================================================================-----------------
------------------------------------===============================================================================-----------------

Premiums:
  Life insurance                            $ 1,237.6               $ 68.6               $ 67.0          $ 1,236.0             5.4%
  Accident and health insurance               2,455.5                222.6                    -            2,232.9                -
    Total                                   $ 3,693.1              $ 291.2               $ 67.0          $ 3,468.9             1.9%
------------------------------------===============================================================================-----------------
------------------------------------===============================================================================-----------------


2003:
Life insurance in force                   $ 163,584.2           $ 34,567.3            $ 2,317.0        $ 131,333.9             1.8%
------------------------------------===============================================================================-----------------
------------------------------------===============================================================================-----------------

Premiums:
  Life insurance                            $ 1,249.3               $ 63.6              $ 118.8          $ 1,304.5             9.1%
  Accident and health insurance               2,359.8                225.3                    -            2,134.5                -
    Total                                   $ 3,609.1              $ 288.9              $ 118.8          $ 3,439.0             3.5%
------------------------------------===============================================================================-----------------
------------------------------------===============================================================================-----------------